SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the securities Exchange Act

                               January 31, 2001
                                Date of Report
                      (Date of Earliest Event Reported)

                                 LOGIO, INC.
            (Exact Name of Registrant as Specified in its Charter)

                        405 East 12450 South, Suite B
                              Draper, Utah 84020
                   (Address of principal executive offices)

                                (801) 816-9904
                        Registrant's telephone number

NEVADA                             000-24753            84-1370590
(State or other            (Commission File Number)     (I.R.S. Employer
jurisdiction of                                         Identification No.)
incorporation)

ITEM 1:   CHANGES IN CONTROL OF LOGIO

      On January 31, 2001 at a special meeting of the stockholders of Logio, Inc., the stockholders approved the Agreement and Plan of Reorganization, dated October 31, 2000, between Logio and Pacific WebWorks, Inc. With the approval of the agreement, Logio will become the wholly-owned subsidiary of Pacific WebWorks, Inc. Of the 18,425,830 shares entitled to vote for approval of the agreement, 11,110,010 were represented at the meeting and 11,060,733, or 60.0% of outstanding shares, voted in favor, 25,457, 0.14% of the outstanding shares, voted against and 23,820, or 0.13%, abstained.

       Pacific WebWorks's will issue 2,800,000 shares, par value $0.001, of its authorized but unissued common stock to acquire the 18,425,830 outstanding common shares of Logio in a stock-for-stock exchange. Logio intends to file the Articles of Exchange with the state of Nevada within the next 30 days.
The agreement does not require a change in Logio's Board of Directors and any future changes will require stockholder approval from a majority of Pacific WebWorks stockholders.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Logio, Inc.




    /s/ Ken Bell                                     2/5/01
By: ______________________________________   Date: ________________________
     Ken Bell, President, CEO and Director